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                                                                       EXHIBIT n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-114111 of CALAMOS Global Total Return Fund on Form N-2 of our report dated October 24, 2005, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference under the caption "Experts" in the Statement of Additional Information, which is also part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois
October 24, 2005